FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  April 27, 1999.



                            HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)



Kansas                                                              #1-8680
(State or other jurisdiction of                            (Commission File
incorporation)                                                      Number)




200 W. Douglas                                                 #48-0901658
Suite #820                                                   (IRS Employer
Wichita, Kansas  67202                                 Identification No.)
(Address of principal
executive offices)



                                (316) 269-4310
                       (Registrant's telephone number)



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Item 5  Other Information

Wichita, Kansas - April 27, 1999 - High Plains Corporation (NASDAQ: HIPC) today announced sweeping changes in its Board of Directors, including the election of a new Chairman and the establishment of an Executive Committee. The changes were ratified at the Third Quarter Board of Directors' meeting.

H.T. (Tom) Ritchie has been elected as the new Chairman of the Board.
Ritchie is CEO of Ritchie Companies, Inc., a diversified paving contractor and construction materials company headquartered in Wichita, Kansas.
Ritchie, who has been a Board member since 1987, commented, "Today we have made several important changes that we feel certain will be in the best interest of our shareholders and better position us to support the management staff in moving this company forward."

Dan Skolness steps down as Chairman to devote more time to his farming and other business interests in the Glyndon, Minnesota area. Skolness will retain his Board seat that he has held since 1993.

In other board action, Donald D. Schroeder becomes Vice Chairman of the Board. Schroeder, a board member since 1997, is President of The Schroeder Group in Minneapolis, Minnesota, a diversified packaging, food and transportation group.

Gary R. Smith, President and CEO of High Plains Corporation was also elected to the board and will serve on the newly formed Executive Committee with Ritchie and Schroeder. "As we move forward on our diversification of High Plains, this new Board structure will help us respond quickly to market opportunities," Smith stated.

Based in Wichita, Kansas, High Plains Corporation is among the Nation's largest producers of ethanol. The company operates production facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.



This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, risks of fluctuations in feedstock commodity prices, changes in market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors are contained in the Company's Security and Exchange Commission filings, including its annual 10K, Proxy Statement, and quarterly 10Q filings, copies of which are available from the company without charge.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date  April 27, 1999                         HIGH PLAINS CORPORATION


                                             /s/Gary R. Smith
                                             President & CEO